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                                                                     EXHIBIT 5.1



                      [HAYNES AND BOONE, LLP LETTERHEAD]


August 11, 1997


Integrated Security Systems, Inc.
8200 Springwood Drive, Suite 230
Irving, Texas  75063

Gentlemen:

We have acted as counsel to Integrated Security Systems, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form SB-2, relating to the registration of an aggregate of 4,980,952 shares (the "Shares") of the Company's common stock, par value $.01. Such Registration Statement (the "Registration Statement") is to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

As described in the Registration Statement, 600,000 of the Shares are currently outstanding, and of the 4,380,952 Shares are to be issued upon the conversion of currently outstanding convertible debentures of the Company.

For the purposes of the opinions below, we have assumed that the Shares to be issued upon conversion of the debentures referred to above will be issued in accordance with the terms of such debentures and that the consideration received by the Company will be at least equal to the par value of the Shares issued thereupon.

In connection with the preparation of the Registration Statement, we have examined (i) the Certificate of Incorporation and the Bylaws of the Company, both as amended to date; (ii) minutes and records of the corporate proceedings of the Company with respect to issuance of the Shares; (iii) the Registration Statement and any and all exhibits thereto; and (iv) such other documents as we have deemed necessary for the expression of the opinions contained herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to questions of fact material to this opinion, where such facts have not been independently established, and as to the content and form of the Certificate of Incorporation, Bylaws, minutes and resolutions and other documents we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers and directors of the Company, and certificates of governmental officials, without independent check or verification of their accuracy.

Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that (i) the currently outstanding Shares are duly authorized, fully paid and nonassessable, and (ii) upon the issuance of the Shares which will be issued upon conversion of the convertible debentures referred to in the Registration Statement, such Shares will be duly authorized, fully paid, and nonassessable.

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                      [HAYNES AND BOONE, LLP LETTERHEAD]

Integrated Security Systems, Inc.
August 11, 1997
Page 2


We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus forming part of such Registration Statement, and any amendment thereto.

                                                Very truly yours,

                                                /s/ HAYNES AND BOONE LLP

                                                Haynes and Boone, L.L.P.